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                                                                    EXHIBIT 23.4

CONSENT OF CANBY, MALONEY & CO., INC.

To the Board of Directors and Stockholders of SMTC Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/  Canby, Maloney & Co., Inc.


Canby, Maloney & Co., Inc.
Framingham, MA 01701

July 7, 2000